 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 31, 2018

Amyris, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34885	55-0856151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5885 Hollis Street, Suite 100, Emeryville, CA	94608
(Address of principal executive offices)	(Zip Code)

(510) 450-0761
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously reported, on December 28, 2017, Amyris, Inc. (the “Company”) entered into a Value Sharing Agreement (as amended, the “Value Sharing Agreement”) with an affiliate of Koninklijke DSM N.V. The entry into the Value Sharing Agreement and the terms thereof were previously reported in Current Reports on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on November 24, 2017 and January 4, 2018, as well as in Note 10, “Significant Revenue Agreements” in Part II, Item 8 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on April 17, 2018, and all of such disclosure is incorporated herein by reference.

On December 31, 2018, the Company entered into an Assignment Agreement (the “Assignment Agreement”) with Hangzhou Xinfu Science & Tech Co. Ltd (“Xinfu”), a subsidiary of an existing commercial partner of the Company. Pursuant to the Assignment Agreement, the Company agreed to transfer to Xinfu the Company’s right to receive value share payments under the Value Sharing Agreement in an amount equal to $10 million per year during the term of the Assignment Agreement (the “Term”), as well as the right to receive 55% of the value share payments owing to the Company under the Value Sharing Agreement in excess of $10 million for each year of the Term, with the Company retaining the remaining 45% of such value share payments. In consideration for the transfer of such rights, Xinfu agreed to pay the Company a cash fee of $50 million (the “Transfer Consideration”). The payment of the Transfer Consideration is subject to, and conditioned upon, the parties obtaining certain consents and approvals, including certain governmental and regulatory approvals. The Assignment Agreement will expire on the later to occur of December 31, 2027 or the expiration or termination of the Value Sharing Agreement, provided that the Company may earlier terminate the Assignment Agreement in the event that the payment of the Transfer Consideration is not made in accordance with the Assignment Agreement, and Xinfu may earlier terminate the Assignment Agreement in the event that certain required consents and approvals are not obtained by March 14, 2019.

Forward-Looking Statements

This report contains forward-looking statements, and any statements other than statements of historical fact could be deemed to be forward-looking statements. These forward-looking statements include, among other things, statements regarding the payment of the Transfer Consideration pursuant to the Assignment Agreement and related matters. These statements are subject to risks and uncertainties, including the failure of conditions to be satisfied, and actual results may differ materially from these statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. The Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYRIS, INC.

Date: January 7, 2019	By:	/s/ Kathleen Valiasek
Kathleen Valiasek
Chief Financial Officer